SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Com-
mission Only (as permitted by
☐	Definitive Proxy Statement		Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Rule 14a-12

STANDARD MANAGEMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

          ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DATE:	02/09/05

TO:	All Media

FROM:	Standard Management Corporation
10689 N. Pennsylvania
Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry
Investor Relations
Phone: 317-574-2865

STANDARD MANAGEMENT CORPORATION

Announces Execution of Agreement to Sell Financial Services Division

(Indianapolis, IN) Standard Management Corporation (“Standard Management” or the “Company”) (Nasdaq: SMAN) announced today it has signed a definitive agreement to sell its life insurance subsidiary Standard Life Insurance Company of Indiana (“Standard Life”) in a transaction valued at approximately $82,000,000. The buyer is Capital Assurance Corporation of Louisville, Kentucky, which is funded by several private equity groups.

Ronald D. Hunter, Chairman and CEO of Standard Management, stated, “This agreement is the culmination of a 16-month evaluation process which emphasized the best interests of policyholders, shareholders, employees, and Standard Life’s national sales organization.” Standard Management will use a portion of the cash proceeds from the sale to expedite growth in its health services segment, anticipating better risk adjusted returns for its shareholders.

Mr. Hunter further stated, “One of the many positive outcomes of this transaction is the opportunity to continue the 75-year tradition of Standard Life being headquartered in Indianapolis, Indiana. When Standard Management purchased Standard Life in 1989, it made a commitment to maintain its operations in Indiana. The new owners will honor this tradition by operating from and retaining the vast majority of Standard Life’s employees at Standard Management’s headquarters. This transaction provides both Standard Management and Capital Assurance an opportunity to pursue their respective business initiatives while optimizing values for all parties to the transaction.” In addition, Mr. Hunter will retain his seat on Standard Life’s Board of Directors.

John Franco, CEO of Capital Assurance, stated, “Our team has been attracted to Standard Life for many years. It has been built from scratch the right way, with exceptional people, exceptional service to agents, and policyholders alike, and a clear focus on regulatory compliance. As such, it has long been the company we wanted to be associated with in order to achieve our vision of superior growth, superior service and superior results.”

Michael A. Quaranta, Senior Vice President and Chief Marketing Officer of Standard Life stated, “I’m excited we will be able to offer our agents the same excellent service they have grown accustomed to over the last 13 years. Our focus has always been on helping agents build their business by offering quick policy issue and providing the highest quality agent support. These industry leading standards will remain a constant at Standard Life.”

Consummation of the transaction, which is expected in the second quarter of 2005, is subject to a number of customary conditions, including approval of the Company’s shareholders at a special meeting to be called for such purpose, approval of the Indiana Department of Insurance, and approval under the Hart-Scott-Rodino Antitrust Improvements Act.

NOTE: In connection with the proposed transaction, Standard Management intends to file a proxy statement, a consent solicitation statement, and other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement, the consent solicitation statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the proxy statement and the consent solicitation statement, when they become available, as well as other filings containing information about Standard Management, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Standard Management by directing a request to Standard Management Corporation, Investor Relations, 10689 North Pennsylvania, Indianapolis, Indiana 46280.

Standard Management and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Standard Management’s shareholders in respect of the proposed transaction and the solicitation of consents from the preferred securities holders of SMAN Capital Trust I. Information regarding Standard Management’s directors and executive officers is available in Standard Management’s proxy statement for its 2004 annual meeting of shareholders, dated June 9, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Standard Life Insurance Company of Indiana is a wholly-owned subsidiary of Standard Management also headquartered in Indianapolis. Information about both companies can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at sman.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed sale of Standard Life, including estimated timing of the transaction, anticipated benefits to Standard Management and its shareholders of the proposed transaction, future plans for the operation of Standard Life and Standard Management, and other statements that are not historical facts. Such statements are based

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upon the current beliefs and expectations of Standard Management’s management team and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward looking statements: the ability of Standard Management to obtain regulatory and security holder approval of the proposed transaction, the risks that anticipated cost savings, improved margins or other anticipated benefits to Standard Management may not be fully realized or may take longer to realize than expected. Additional factors that could cause Standard Management’s results to differ materially from those described in the forward looking statements are found in Standard Management’s Annual Report on Form 10-K filed with the SEC and available at the SEC’s website (www.sec.gov).

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